Exhibit 99.1
Zoom Communications Reports Financial Results for the First Quarter of Fiscal Year 2026
•First quarter total revenue of $1,174.7 million, up 2.9% year over year as reported and 3.4% in constant currency
•First quarter Enterprise revenue of $704.7 million, up 5.9% year over year
•First quarter GAAP operating margin of 20.6% and non-GAAP operating margin of 39.8%
•First quarter GAAP EPS of $0.81, up 18.7% year over year, and non-GAAP EPS of $1.43, up 6.0% year over year
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 8.0% year over year
•Repurchased approximately 5.6 million shares of common stock in Q1, up from 4.3 million shares in Q4
San Jose, California – May 21, 2025 – Zoom Communications, Inc. (NASDAQ: ZM), today announced financial results for the first fiscal quarter ended April 30, 2025.
“We delivered another solid quarter, exceeding guidance in both revenue and profitability — a testament to the strength of our platform and AI-first innovation,” said Eric S. Yuan, Zoom’s founder and CEO. “In an uncertain macro-economic environment, customers are turning to Zoom to drive efficiency, improve customer and employee experiences, and future-proof their businesses. We saw continued momentum in Zoom Customer Experience, Zoom Revenue Accelerator, and Workvivo as customers look to elevate CX, reinvigorate sales, and strengthen culture. In Q1, we launched multiple new products, maintained strong operational discipline, and accelerated our share repurchase activity, reinforcing our commitment to shareholder value.”
First Quarter Fiscal Year 2026 Financial Highlights:
•Revenue: Total revenue for the first quarter was $1,174.7 million, up 2.9% year over year. Adjusting for foreign currency impact, revenue in constant currency was $1,179.5 million, up 3.4% year over year. Enterprise revenue was $704.7 million, up 5.9% year over year, and Online revenue was $470.0 million, down 1.2% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the first quarter was $241.6 million, compared to GAAP income from operations of $203.0 million in the first quarter of fiscal year 2025. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, was $467.3 million for the first quarter, compared to non-GAAP income from operations of $456.6 million in the first quarter of fiscal year 2025. For the first quarter, GAAP operating margin was 20.6% and non-GAAP operating margin was 39.8%.
•Net Income and Diluted Net Income Per Share: GAAP net income for the first quarter was $254.6 million, or $0.81 per share, compared to GAAP net income of $216.3 million, or $0.69 per share, in the first quarter of fiscal year 2025. Non-GAAP net income for the first quarter, which adjusts for stock-based compensation expense and related payroll taxes, gains/losses on strategic investments, net, acquisition-related expenses, and the tax effects on non-GAAP adjustments, was $448.3 million, or $1.43 per share. In the first quarter of fiscal year 2025, non-GAAP net income was $426.3 million, or $1.35 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of April 30, 2025 was $7.8 billion.
•Cash Flow: Net cash provided by operating activities was $489.3 million for the first quarter, compared to $588.2 million in the first quarter of fiscal year 2025. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $463.4 million, compared to $569.7 million in the first quarter of fiscal year 2025.
Customer Metrics: Drivers of total revenue included acquiring new customers. At the end of the first quarter of fiscal year 2026, Zoom had:
•4,192 customers contributing more than $100,000 in trailing 12 months revenue, up 8.0% from the same quarter last fiscal year.

•A trailing 12-month net dollar expansion rate for Enterprise customers of 98%.
•Online average monthly churn of 2.8% for the first quarter, down 40 bps from the same quarter last fiscal year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 74.2%, up 40 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its second quarter of fiscal year 2026 and its full fiscal year 2026.
•Second Quarter Fiscal Year 2026: Total revenue is expected to be between $1.195 billion and $1.200 billion and revenue in constant currency is expected to be between $1.196 billion and $1.201 billion. Non-GAAP income from operations is expected to be between $460.0 million and $465.0 million. Non-GAAP diluted EPS is expected to be between $1.36 and $1.37 with approximately 310 million weighted average shares outstanding.
•Full Fiscal Year 2026: Total revenue is expected to be between $4.800 billion and $4.810 billion and revenue in constant currency is expected to be between $4.808 billion and $4.818 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.865 billion and $1.875 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $5.56 and $5.59 with approximately 312 million weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.680 billion and $1.720 billion.
The EPS and share count figures do not include any impact from $1.2 billion of authorized share repurchase remaining as of April 30, 2025.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on May 21, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.com/
About Zoom
Zoom’s mission is to provide the AI-first work platform for human connection. Zoom Workplace — the company’s AI-powered, open collaboration platform built for modern work — will streamline communications, increase employee engagement, optimize in-person time, improve productivity, and offer customer choice with third-party apps and integrations. Zoom Workplace, powered by Zoom AI Companion, will include collaboration solutions like meetings, team chat, phone, scheduler, whiteboard, spaces, Workvivo, and more. Together with Zoom Workplace, Zoom’s Business Services for sales, marketing, and customer care teams, including Zoom Contact Center, strengthen customer relationships throughout the customer lifecycle. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more information at zoom.com
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the second quarter of fiscal year 2026 and full fiscal year 2026, Zoom’s market position, opportunities, and growth strategy, product initiatives, including future product and feature releases and the potential of agentic AI, and go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including geopolitical tensions, tariffs and escalating trade tensions, interest rate fluctuations, inflationary pressures and market and foreign currency exchange rate volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended January 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, and acquisition-related expenses. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry. Zoom defines non-GAAP operating margin as non-GAAP income from operations divided by GAAP revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income as GAAP net income adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry. Zoom defines non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by the number of shares outstanding, basic and diluted, calculated in accordance with GAAP.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business. Zoom defines free cash flow margin as free cash flow divided by GAAP revenue.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations
investors@zoom.us

Zoom Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	April 30, 2025	January 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,228,847	$1,349,380
Marketable securities	6,563,976	6,442,329
Accounts receivable, net	477,242	495,228
Deferred contract acquisition costs, current	175,900	188,358
Prepaid expenses and other current assets	220,812	200,679
Total current assets	8,666,777	8,675,974
Deferred contract acquisition costs, noncurrent	114,513	123,464
Property and equipment, net	312,211	330,475
Operating lease right-of-use assets	53,217	55,900
Strategic investments	576,139	591,481
Goodwill	307,295	307,295
Deferred tax assets	769,189	749,759
Other assets, noncurrent	152,555	154,073
Total assets	$10,951,896	$10,988,421
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,205	$8,345
Accrued expenses and other current liabilities	473,951	558,562
Deferred revenue, current	1,409,217	1,336,387
Total current liabilities	1,897,373	1,903,294
Deferred revenue, noncurrent	16,185	17,274
Operating lease liabilities, noncurrent	35,894	37,406
Other liabilities, noncurrent	100,076	95,363
Total liabilities	2,049,528	2,053,337

Stockholders’ equity:
Common stock	302	305
Additional paid-in capital	4,832,800	5,130,271
Accumulated other comprehensive (loss) income	15,145	4,990
Retained earnings	4,054,121	3,799,518
Total stockholders’ equity	8,902,368	8,935,084
Total liabilities and stockholders’ equity	$10,951,896	$10,988,421

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $108.1 million and $118.5 million as of April 30, 2025 and January 31, 2025, respectively.

Zoom Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2025	2024
Revenue	$1,174,715	$1,141,234
Cost of revenue	278,402	273,302
Gross profit	896,313	867,932
Operating expenses:
Research and development	205,416	205,558
Sales and marketing	346,970	348,008
General and administrative	102,335	111,344
Total operating expenses	654,721	664,910
Income from operations	241,592	203,022
(Losses) gains on strategic investments, net	(13,619)	17,354
Other income, net	87,792	71,588
Income before provision for income taxes	315,765	291,964
Provision for income taxes	61,162	75,656
Net income	254,603	216,308

Net income per share:
Basic	$0.84	$0.70
Diluted	$0.81	$0.69
Weighted-average shares used in computing net income per share:
Basic	304,908,652	308,700,582
Diluted	312,783,861	315,360,678

Zoom Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income	$254,603	$216,308
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	201,569	229,425
Amortization of deferred contract acquisition costs	69,557	68,125
Depreciation and amortization	35,316	26,667
Deferred income taxes	(24,690)	(7,952)
Losses (gains) on strategic investments, net	13,619	(17,354)
Provision for accounts receivable allowances	5,855	6,782
Unrealized foreign exchange (gains) losses	(7,626)	7,237
Non-cash operating lease cost	6,108	5,368
Amortization of discount/premium on marketable securities	(12,845)	(17,668)
Other	4,142	98
Changes in operating assets and liabilities:
Accounts receivable	12,485	12,260
Prepaid expenses and other assets	(12,293)	35,839
Deferred contract acquisition costs	(48,148)	(40,128)
Accounts payable	7,252	7,276
Accrued expenses and other liabilities	(80,383)	(14,942)
Deferred revenue	72,141	77,964
Operating lease liabilities, net	(7,401)	(7,114)
Net cash provided by operating activities	489,261	588,191
Cash flows from investing activities:
Purchases of marketable securities	(1,135,024)	(867,911)
Maturities of marketable securities	1,033,279	776,941
Sales of marketable securities	2,525	—
Purchases of property and equipment	(25,910)	(18,508)
Purchases of strategic investments	—	(3,000)
Proceeds from strategic investments	—	4,654
Net cash used in investing activities	(125,130)	(107,824)
Cash flows from financing activities:
Proceeds from exercise of stock options	954	1,016
Proceeds from employee equity transactions to be remitted to employees and tax authorities, net	8,690	6,581
Cash paid for repurchases of common stock	(418,021)	(150,048)
Taxes paid related to net share settlement of equity awards	(82,153)	—
Net cash used in financing activities	(490,530)	(142,451)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11,854	(6,852)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(114,545)	331,064
Cash, cash equivalents, and restricted cash – beginning of period	1,361,417	1,565,380
Cash, cash equivalents, and restricted cash – end of period	$1,246,872	$1,896,444

Zoom Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2025	2024
GAAP income from operations	$241,592	$203,022
Add:
Stock-based compensation expense and related payroll taxes	216,730	242,874
Acquisition-related expenses	9,004	10,701
Non-GAAP income from operations	$467,326	$456,597
GAAP operating margin	20.6%	17.8%
Non-GAAP operating margin	39.8%	40.0%

GAAP net income	$254,603	$216,308
Add:
Stock-based compensation expense and related payroll taxes	216,730	242,874
Losses (gains) on strategic investments, net	13,619	(17,354)
Acquisition-related expenses	9,004	10,701
Tax effects on non-GAAP adjustments	(45,663)	(26,211)
Non-GAAP net income	$448,293	$426,318

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.84	$0.70
Non-GAAP net income per share - basic	$1.47	$1.38
GAAP net income per share - diluted	$0.81	$0.69
Non-GAAP net income per share - diluted	$1.43	$1.35

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	304,908,652	308,700,582
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	312,783,861	315,360,678

Net cash provided by operating activities	$489,261	$588,191
Less: Purchases of property and equipment	(25,910)	(18,508)
Free cash flow (non-GAAP)	$463,351	$569,683
Net cash used in investing activities	$(125,130)	$(107,824)
Net cash (used in) provided by financing activities	$(490,530)	$(142,451)
Operating cash flow margin (GAAP)	41.6%	51.5%
Free cash flow margin (non-GAAP)	39.4%	49.9%

	Three Months Ended April 30,
	2025
	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,174,715	2.9%
Add: Constant currency impact	4,762	0.5%
Revenue in constant currency (non-GAAP)	1,179,477	3.4%